Exhibit 99.1

First Advantage Reports Full Year and Fourth Quarter 2022 Results

Reports Record Full Year Revenues, Adjusted EBITDA, and Cash Flows from Operations;

Introduces 2023 Guidance

Full Year 2022 Highlights

(All results compared to prior-year period unless otherwise noted)

•
Generated record Revenues of $810.0 million, an increase of 13.7%; Constant Currency Revenues1 were $820.3 million, an increase of 15.2%
•
Delivered Net Income of $64.6 million, an increase of 302.5%
•
Produced Adjusted EBITDA1 of $248.9 million, an increase of 10.0%; Constant Currency Adjusted EBITDA1 was $252.3 million, an increase of 11.5%
•
Realized Adjusted Net Income1 of $156.5 million, an increase of 9.9%
•
Achieved record Cash Flows from Operations of $212.8 million, an increase of 43.1%
•
Ended the year with Cash and Cash Equivalents of $391.7 million as of December 31, 2022, an increase of $99.0 million, after $60.5 million in share repurchases

Fourth Quarter 2022 Highlights

•
Generated Revenues of $212.6 million; Constant Currency Revenues1 were $216.3 million
•
Delivered Net Income of $20.1 million
•
Produced Adjusted EBITDA1 of $70.3 million; Constant Currency Adjusted EBITDA1 was $71.5 million
•
Realized Adjusted Net Income1 of $45.0 million
•
Achieved Cash Flows from Operations of $70.0 million

2023 Full Year Guidance

•
Introducing full year 2023 guidance ranges for Revenues of $770 million to $810 million, Adjusted EBITDA of $240 million to $255 million, Adjusted Net Income of $145 million to $155 million, and Adjusted Diluted Earnings Per Share of $1.00 to $1.072

ATLANTA, February 28, 2023 – First Advantage Corporation (NASDAQ: FA), a leading global provider of employment background screening and verification solutions, today announced financial results for the full year and fourth quarter ended December 31, 2022.

Key Financials

(Amounts in millions, except percentages)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Change	2022	2021	Change
Revenues	$212.6	$212.5	0.0%	$810.0	$712.3	13.7%
Income from operations	$28.7	$25.3	13.5%	$94.3	$63.8	47.7%
Net income	$20.1	$15.4	30.9%	$64.6	$16.1	302.5%
Net income margin	9.5%	7.2%	NA	8.0%	2.3%	NA
Adjusted EBITDA[1]	$70.3	$69.4	1.2%	$248.9	$226.3	10.0%
Adjusted EBITDA Margin[1]	33.1%	32.7%	NA	30.7%	31.8%	NA
Adjusted Net Income[1]	$45.0	$46.5	(3.4)%	$156.5	$142.4	9.9%

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Constant Currency Revenues, and Constant Currency Adjusted EBITDA are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable respective GAAP measures.

Note: "NA" indicates not applicable information.

“We delivered full year 2022 revenue growth of 13.7%, reflecting resilience throughout the year in the U.S. jobs market driven by frequent job switching and continued demand for talent,” said Scott Staples, Chief Executive Officer. "Following nine consecutive quarters of robust year-over-year top line growth, fourth quarter revenues were flat, though up 1.8% on a constant currency basis, as we cycled over a very strong fourth quarter in 2021 which saw 36% year-over-year growth. Beginning in late November, we saw a slowdown in hiring activity due to customer reactions to the current macroeconomic environment."

“In the fourth quarter, we achieved a 40 basis-point increase in Adjusted EBITDA Margin versus the prior-year quarter and our highest-ever operating cash flow amidst macroeconomic pressures. Our operating efficiencies and advanced automation initiatives have resulted in an efficient and flexible cost structure, enabling us to effectively manage costs and drive year-over-year improvement."

“First Advantage’s unique technologies, proprietary databases, and ability to deliver the speed, quality, and applicant experience that help our customers hire smarter and onboard faster have enabled our business to continue to win in the marketplace, as evidenced by our 24% increase in the number of enterprise customers we serve and our over 97% customer retention rate in 2022. We believe that fundamental shifts in how people work and apply for jobs create long-term opportunities for our business. I am highly confident in our team’s ability to execute against our strategy and successfully navigate through the ongoing macroeconomic uncertainty in the near-term, as demonstrated by our historical track record,” added Mr. Staples.

Balance Sheet and Cash Flow

During the fourth quarter of 2022, the Company generated $70.0 million of cash flow from operations and spent $6.2 million on purchases of property and equipment, including capitalized software development costs. As of December 31, 2022, First Advantage had cash and cash equivalents of $391.7 million and total debt of $564.7 million, resulting in net debt of $173.0 million.

Share Repurchase Program

Today, First Advantage announced that its Board of Directors has approved a $50 million increase to the existing $150 million share repurchase authorization through December 31, 2023. No shares will be purchased from Silver Lake or its affiliates.

Stock repurchases may be effected through open market repurchases at prevailing market prices (including through the use of block trades and trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended), privately-negotiated transactions, through other transactions in accordance with applicable securities laws, or a combination of these methods on such terms and in such amounts as the Company deems appropriate. The Company is not obligated to repurchase any specific number of shares, and the timing, manner, value, and actual number of shares repurchased will depend on a variety of factors, including the Company’s stock price and liquidity requirements, other business considerations, and general market and economic conditions. The Company may discontinue or modify purchases without notice at any time. The Company plans to use its existing cash to fund repurchases made under the share repurchase program.

Through December 31, 2022, the Company repurchased 4,670,975 shares of its common stock under its share repurchase program for an aggregate of $60.5 million. As of December 31, 2022, the Company had 148,732,603 shares of common stock outstanding. Through February 23, 2023, the Company repurchased 5,805,011 shares for an aggregate of $75.7 million.

“Our record cash flow from operations and low debt levels enabled us to return nearly $61 million to our shareholders under our share repurchase program in 2022 and still grow our cash balance by nearly $100 million. We finished the year with a very strong balance sheet, allowing continued flexibility for our allocation of capital,” commented David Gamsey, EVP and Chief Financial Officer. “Our priorities include repurchasing shares, evaluating acquisitions, and investing in the Company for continued growth, all with the goal of maximizing shareholder value.”

Full Year 2023 Guidance

The following table summarizes our full-year 2023 guidance:

As of February 28, 2023
Revenues	$770 million – $810 million
Adjusted EBITDA[2]	$240 million – $255 million
Adjusted Net Income[2]	$145 million – $155 million
Adjusted Diluted Earnings Per Share[2]	$1.00 – $1.07

2 A reconciliation of the foregoing guidance for the non-GAAP metrics of Adjusted EBITDA and Adjusted Net Income to GAAP net income and Adjusted Diluted Earnings Per Share to GAAP diluted earnings per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

The Company’s full-year 2023 guidance ranges reflect expectations that existing macroeconomic conditions, foreign currency headwinds, and current hiring trends will continue through most of 2023, with modest improvement in the second half of the year. This guidance equates to full year 2023 revenue growth of (-5)% to 0%, or (-4)% to 0.5% on a constant currency basis.

Actual results may differ materially from First Advantage’s full-year 2023 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

First Advantage will host a conference call to review its results today, February 28, 2023, at 8:30 a.m. ET.

To participate in the conference call, please dial (800) 225-9448 (domestic) or (203) 518-9708 (international) approximately ten minutes before the 8:30 a.m. ET start. Please mention to the operator that you are dialing in for the First Advantage fourth quarter 2022 earnings call or provide the conference code FAQ422. The call will also be webcast live on the Company’s investor relations website at https://investors.fadv.com under the “News & Events” and then “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website, https://investors.fadv.com. Alternatively, the live webcast and subsequent replay will be available at https://event.on24.com/wcc/r/4062869/20CCBD3B1F34B551C9D43861B5A709E5.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” "target," “guidance,” the negative version of these words, or similar terms and phrases.

These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Such risks and uncertainties include, but are not limited to, the following:

•
negative changes in external events beyond our control, including our customers’ onboarding volumes, economic drivers which are sensitive to macroeconomic cycles, such as interest rate volatility and inflation, geopolitical unrest, and the COVID-19 pandemic;
•
our operations in a highly regulated industry and the fact that we are subject to numerous and evolving laws and regulations, including with respect to personal data and data security;
•
inability to identify and successfully implement our growth strategies on a timely basis or at all;
•
potential harm to our business, brand, and reputation as a result of security breaches, cyber-attacks, or the mishandling of personal data;
•
our reliance on third-party data providers;
•
due to the sensitive and privacy-driven nature of our products and solutions, we could face liability and legal or regulatory proceedings, which could be costly and time-consuming to defend and may not be fully covered by insurance;
•
our international business exposes us to a number of risks;
•
the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program;
•
the continued integration of our platforms and solutions with human resource providers such as applicant tracking systems and human capital management systems as well as our relationships with such human resource providers;
•
our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary information;
•
disruptions, outages, or other errors with our technology and network infrastructure, including our data centers, servers, and third-party cloud and internet providers and our migration to the cloud;
•
our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations; and
•
control by our Sponsor, "Silver Lake", (Silver Lake Group, L.L.C., together with its affiliates, successors, and assignees) and its interests may conflict with ours or those of our stockholders.

For additional information on these and other factors that could cause First Advantage’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in our filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is expected to be filed after this press release, which are or will be accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Diluted Earnings Per Share,” “Constant Currency Revenues,” and “Constant Currency Adjusted EBITDA.”

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA have been presented in this press release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by (used in) operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We define Adjusted EBITDA as net income before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues. We define Adjusted Net Income for a particular period as net income before taxes adjusted for debt-related costs, acquisition-related depreciation and amortization, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges, to which we then apply the related effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by adjusted weighted average number of shares outstanding—diluted. We define Constant Currency Revenues as current period revenues translated using prior-year period exchange rates. We define Constant Currency Adjusted EBITDA as current period Adjusted EBITDA translated using prior-year period exchange rates. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release. Numerical figures included in the reconciliations have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

About First Advantage

First Advantage (NASDAQ: FA) is a leading global provider of employment background screening and verification solutions. The Company delivers innovative services and insights that help customers manage risk and hire the best talent. Enabled by its proprietary technology, First Advantage’s products help companies protect their brands and provide safer environments for their customers and their most important resources: employees, contractors, contingent workers, tenants, and drivers. Headquartered in Atlanta, Georgia, First Advantage performs screens in over 200 countries and territories on behalf of its approximately 33,000 customers. For more information about First Advantage, visit the Company’s website at https://fadv.com/.

Investor Contact

Stephanie Gorman

Vice President, Investor Relations

Investors@fadv.com

(888) 314-9761

Condensed Financial Statements

First Advantage Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in thousands, except share and per share amounts)	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$391,655	$292,642
Restricted cash	141	148
Short-term investments	1,956	941
Accounts receivable (net of allowance for doubtful accounts of $1,348 and $1,258 at December 31, 2022 and 2021, respectively)	143,811	155,772
Prepaid expenses and other current assets	25,407	14,365
Income tax receivable	3,225	2,292
Total current assets	566,195	466,160
Property and equipment, net	113,529	154,309
Goodwill	793,080	793,892
Trade name, net	71,162	79,585
Customer lists, net	326,014	384,766
Deferred tax asset, net	2,422	1,413
Other assets	13,423	6,456
TOTAL ASSETS	$1,885,825	$1,886,581
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$54,947	$53,977
Accrued compensation	22,702	30,054
Accrued liabilities	16,400	21,829
Current portion of operating lease liability	4,957	—
Income tax payable	724	2,573
Deferred revenues	1,056	873
Total current liabilities	100,786	109,306
Long-term debt (net of deferred financing costs of $8,075 and $9,879 at December 31, 2022 and 2021, respectively)	556,649	554,845
Deferred tax liability, net	90,556	84,653
Operating lease liability, less current portion	7,879	—
Other liabilities	3,337	5,539
Total liabilities	759,207	754,343
EQUITY
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 148,732,603 and 152,901,040 shares issued and outstanding as of December 31, 2022 and 2021, respectively	149	153
Additional paid-in-capital	1,176,163	1,165,163
Accumulated deficit	(27,363)	(31,441)
Accumulated other comprehensive (loss)	(22,331)	(1,637)
Total equity	1,126,618	1,132,238
TOTAL LIABILITIES AND EQUITY	$1,885,825	$1,886,581

First Advantage Corporation

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Interim Periods		Annual Periods
(in thousands, except share and per share amounts)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
REVENUES	$212,595	$212,532	$810,023	$712,295

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization below)	107,905	107,206	408,928	352,170
Product and technology expense	11,962	11,961	51,931	45,507
Selling, general, and administrative expense	28,925	31,724	116,640	107,980
Depreciation and amortization	35,061	36,322	138,246	142,815
Total operating expenses	183,853	187,213	715,745	648,472
INCOME FROM OPERATIONS	28,742	25,319	94,278	63,823

OTHER EXPENSE, NET:
Interest expense, net	5,197	3,097	9,199	24,972
Loss on extinguishment of debt	—	—	—	13,938
Total other expense, net	5,197	3,097	9,199	38,910
INCOME BEFORE PROVISION FOR INCOME TAXES	23,545	22,222	85,079	24,913
Provision for income taxes	3,399	6,837	20,475	8,862
NET INCOME	$20,146	$15,385	$64,604	$16,051

Foreign currency translation income (loss)	2,395	(2,527)	(20,694)	(4,121)
COMPREHENSIVE INCOME	$22,541	$12,858	$43,910	$11,930

NET INCOME	$20,146	$15,385	$64,604	$16,051
Basic net income per share	$0.14	$0.10	$0.43	$0.11
Diluted net income per share	$0.13	$0.10	$0.43	$0.11
Weighted average number of shares outstanding - basic	148,704,033	150,119,568	150,227,213	140,480,590
Weighted average number of shares outstanding - diluted	150,055,595	152,284,628	151,807,139	141,687,384

First Advantage Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)	Year Ended December 31, 2022	Year Ended December 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$64,604	$16,051
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	138,246	142,815
Loss on extinguishment of debt	—	13,938
Amortization of deferred financing costs	1,804	5,936
Bad debt expense (recovery)	207	(17)
Deferred taxes	4,597	(2,924)
Share-based compensation	7,856	9,530
Loss (gain) on foreign currency exchange rates	91	(575)
Loss on disposal of fixed assets and impairment of ROU assets	1,263	76
Change in fair value of interest rate swaps	(12,429)	(2,284)
Changes in operating assets and liabilities:
Accounts receivable	9,149	(40,842)
Prepaid expenses and other assets	4,892	(10,502)
Accounts payable	2,983	7,516
Accrued compensation and accrued liabilities	(11,365)	8,541
Deferred revenues	91	196
Operating lease liabilities	(898)	—
Other liabilities	4,724	(87)
Income taxes receivable and payable, net	(3,045)	1,309
Net cash provided by operating activities	212,770	148,677
CASH FLOWS FROM INVESTING ACTIVITIES
Changes in short-term investments	(1,106)	305
Acquisitions of businesses, net of cash acquired	(19,052)	(48,934)
Purchases of property and equipment	(6,165)	(7,313)
Capitalized software development costs	(22,363)	(16,485)
Proceeds from disposal of property and equipment	90	—
Net cash used in investing activities	(48,596)	(72,427)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commissions	—	320,559
Payments of initial public offering issuance costs	—	(4,034)
Shareholder distribution	—	(313)
Capital contributions	—	241
Share repurchases	(60,530)	—
Borrowings from Successor First Lien Credit Facility	—	261,413
Repayments of Successor First Lien Credit Facility	—	(363,875)
Repayment of Successor Second Lien Credit Facility	—	(146,584)
Payments of debt issuance costs	—	(1,257)
Payments on capital and finance lease obligations	(884)	(1,652)
Payments on deferred purchase agreements	(884)	(705)
Proceeds from issuance of common stock under share-based compensation plans	3,522	387
Net settlement of share-based compensation plan awards	(378)	(332)
Net cash (used in) provided by financing activities	(59,154)	63,848
Effect of exchange rate on cash, cash equivalents, and restricted cash	(6,014)	(278)
Increase in cash, cash equivalents, and restricted cash	99,006	139,820
Cash, cash equivalents, and restricted cash at beginning of period	292,790	152,970
Cash, cash equivalents, and restricted cash at end of period	$391,796	$292,790

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$17,475	$10,361
Cash paid for interest	$27,042	$23,029
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on account	$105	$3,643

Reconciliation of Consolidated Non-GAAP Financial Measures

	Three Months Ended December 31, 2022
(in thousands)	Americas	International	Eliminations	Total revenues
Revenues, as reported (GAAP)	$188,095	$26,187	$(1,687)	$212,595
Foreign currency translation impact (a)	77	3,475	109	3,661
Constant currency revenues	$188,172	$29,662	$(1,578)	$216,256

	Year Ended December 31, 2022
(in thousands)	Americas	International	Eliminations	Total revenues
Revenues, as reported (GAAP)	$694,865	$122,599	$(7,441)	$810,023
Foreign currency translation impact (a)	199	9,774	324	10,297
Constant currency revenues	$695,064	$132,373	$(7,117)	$820,320
(a)
Constant currency revenues is calculated by translating current period amounts using prior-year period exchange rates.

	Interim Periods		Annual Periods
(in thousands)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Net income	$20,146	$15,385	$64,604	$16,051
Interest expense, net	5,197	3,097	9,199	24,972
Provision for income taxes	3,399	6,837	20,475	8,862
Depreciation and amortization	35,061	36,322	138,246	142,815
Loss on extinguishment of debt	—	—	—	13,938
Share-based compensation	2,032	4,961	7,856	9,530
Transaction and acquisition-related charges(a)	1,433	2,804	6,018	9,314
Integration, restructuring, and other charges(b)	3,020	32	2,512	812
Adjusted EBITDA	$70,288	$69,438	$248,910	$226,294
Revenues	212,595	212,532	810,023	712,295
Net income margin	9.5%	7.2%	8.0%	2.3%
Adjusted EBITDA Margin	33.1%	32.7%	30.7%	31.8%
Adjusted EBITDA	70,288		248,910
Foreign currency translation impact(c)	1,200		3,412
Constant currency Adjusted EBITDA	$71,488		$252,322
(a)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Additionally includes incremental professional service fees incurred related to the initial public offering, subsequent one-time compliance efforts, and the registered common stock offering by certain selling stockholders in November 2021. The three months and years ended December 31, 2021 and 2022 include a transaction bonus expense related to one of the Company’s 2021 acquisitions.
(b)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to legal exposures inherited from legacy acquisitions, foreign currency (gains) losses, and (gains) losses on the sale of assets.
(c)
Constant currency Adjusted EBITDA is calculated by translating current period amounts using prior-year period exchange rates.

Reconciliation of Consolidated Non-GAAP Financial Measures (continued)

	Interim Periods		Annual Periods
(in thousands)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Net income	$20,146	$15,385	$64,604	$16,051
Provision for income taxes	3,399	6,837	20,475	8,862
Income before provision for income taxes	23,545	22,222	85,079	24,913
Debt-related costs(a)	460	440	(9,569)	20,143
Acquisition-related depreciation and amortization(b)	28,873	31,818	115,944	126,865
Share-based compensation	2,032	4,961	7,856	9,530
Transaction and acquisition-related charges(c)	1,433	2,804	6,018	9,314
Integration, restructuring, and other charges(d)	3,020	32	2,512	812
Adjusted Net Income before income tax effect	59,363	62,277	207,840	191,577
Less: Income tax effect(e)	14,407	15,747	51,378	49,178
Adjusted Net Income	$44,956	$46,530	$156,462	$142,399

	Interim Periods		Annual Periods
	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Diluted net income per share (GAAP)	$0.13	$0.10	$0.43	$0.11
Adjusted Net Income adjustments per share
Income taxes	0.02	0.04	0.13	0.06
Debt-related costs(a)	0.00	0.00	(0.06)	0.14
Acquisition-related depreciation and amortization(b)	0.19	0.21	0.76	0.90
Share-based compensation	0.01	0.03	0.05	0.07
Transaction and acquisition-related charges(c)	0.01	0.02	0.04	0.07
Integration, restructuring, and other charges(d)	0.02	0.00	0.02	0.01
Adjusted income tax effect(e)	(0.10)	(0.10)	(0.34)	(0.35)
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.30	$0.31	$1.03	$1.01

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP)	150,055,595	152,284,628	151,807,139	141,687,384
Options and restricted stock not included in weighted average number of shares outstanding—diluted (GAAP) (using treasury stock method)	—	—	—	—
Adjusted weighted average number of shares outstanding—diluted (Non-GAAP)	150,055,595	152,284,628	151,807,139	141,687,384
(a)
Represents the loss on extinguishment of debt and non-cash interest expense related to the amortization of debt issuance costs for the 2021 February refinancing and repayment of the Company’s Successor First Lien Credit Facility and Successor Second Lien Credit Facility, respectively. Beginning in 2022, this adjustment also includes the impact of the change in fair value of interest rate swaps. This adjustment, which represents the difference between the fair value gains or losses and actual cash payments and receipts on the interest rate swaps, was added as a result of the increased interest rate volatility observed in 2022. The Company determined that the impact to the previous year, for the three months and year ended December 31, 2021, was not significant and therefore, the previously reported amounts will not be recast.
(b)
Represents the depreciation and amortization expense related to intangible assets and developed technology assets recorded due to the application of ASC 805, Business Combinations. As a result, the purchase accounting related depreciation and amortization expense will recur in future periods until the related assets are fully depreciated or amortized, and the related purchase accounting assets may contribute to revenue generation.
(c)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Additionally includes incremental professional service fees incurred related to the initial public offering and subsequent one-time compliance efforts. The three months and years ended December 31, 2021 and 2022 include a transaction bonus expense related to one of the Company’s 2021 acquisitions.
(d)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to legal exposures inherited from legacy acquisitions, foreign currency (gains) losses, and (gains) losses on the sale of assets.
(e)
Effective tax rates of approximately 24.3% and 25.3% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the three months ended December 31, 2022 and 2021, respectively. Effective tax rates of approximately 24.7%, and 25.7% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, we had net operating loss carryforwards of approximately $11.0 million for federal income tax purposes available to reduce future income subject to income taxes. As a result, the amount of actual cash taxes we may pay for federal income taxes differs significantly from the effective income tax rate computed in accordance with GAAP and from the normalized rate shown above.